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Freeport-McMoRan Copper & Gold Inc. Reports
Third-Quarter and Nine-Month 2011 Results

▪
Net income attributable to common stock for third-quarter 2011 was $1.1 billion, $1.10 per share, compared with net income of $1.2 billion, $1.24 per share, for third-quarter 2010. Net income attributable to common stock for the first nine months of 2011 was $3.9 billion, $4.10 per share, compared with $2.7 billion, $2.94 per share, for the first nine months of 2010.

▪
Consolidated sales from mines for third-quarter 2011 totaled 947 million pounds of copper, 409 thousand ounces of gold and 19 million pounds of molybdenum, compared with 1.1 billion pounds of copper, 497 thousand ounces of gold and 17 million pounds of molybdenum for third-quarter 2010.

▪
Consolidated sales from mines for the year 2011 are expected to approximate 3.8 billion pounds of copper, 1.6 million ounces of gold and 78 million pounds of molybdenum, including 915 million pounds of copper, 305 thousand ounces of gold and 18 million pounds of molybdenum for fourth-quarter 2011.

▪
Consolidated unit net cash costs (net of by-product credits) averaged $0.80 per pound of copper for third-quarter 2011, compared with $0.82 per pound for third-quarter 2010. Based on current 2011 sales volume and cost estimates and assuming average prices of $1,600 per ounce for gold and $14 per pound for molybdenum for fourth-quarter 2011, consolidated unit net cash costs (net of by-product credits) are estimated to average $0.95 per pound of copper for the year 2011.

▪
Operating cash flows totaled $1.8 billion for third-quarter 2011 and $5.9 billion for the first nine months of 2011, compared with $1.3 billion for third-quarter 2010 and $4.2 billion for the first nine months of 2010. Based on current 2011 sales volume and cost estimates and assuming average prices of $3.25 per pound for copper, $1,600 per ounce for gold and $14 per pound for molybdenum for fourth-quarter 2011, operating cash flows are estimated to approximate $7 billion for the year 2011.

▪
Capital expenditures totaled $717 million for third-quarter 2011 and $1.7 billion for the first nine months of 2011, compared with $350 million for third-quarter 2010 and $877 million for the first nine months of 2010. Capital expenditures are expected to approximate $2.6 billion for the year 2011, including $1.4 billion for major projects and $1.2 billion for sustaining capital.

▪
At September 30, 2011, total debt approximated $3.5 billion and consolidated cash approximated $5.1 billion. During the first nine months of 2011, FCX repaid $1.2 billion in debt and paid common stock dividends totaling $1.2 billion.

Freeport-McMoRan Copper & Gold                             1

PHOENIX, AZ, October 19, 2011 - Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) reported third-quarter 2011 net income attributable to common stock of $1.1 billion, $1.10 per share, compared with $1.2 billion, $1.24 per share, for third-quarter 2010. For the first nine months of 2011, FCX reported net income attributable to common stock of $3.9 billion, $4.10 per share, compared with $2.7 billion, $2.94 per share, for the first nine months of 2010.

James R. Moffett, Chairman of the Board, and Richard C. Adkerson, President and Chief Executive Officer, said, "Our third-quarter 2011 results reflect strong operating performance and favorable markets for our products. While the near-term economic outlook is uncertain and has resulted in a decline in copper prices over the last several weeks, the fundamentals of our business are strong and we have a positive view of the long-term market fundamentals. As we address union labor issues at our mines, our strategy continues to focus on effective execution of our operating plans, aggressive cost management and investing in projects with attractive rates of return to enhance our global portfolio of large-scale, long-lived and high-quality assets."

SUMMARY FINANCIAL AND OPERATING DATA

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2011		2010		2011		2010
Financial Data (in millions, except per share amounts)
Revenues[a]	$5,195		$5,152		$16,718		$13,379
Operating income[b]	$2,150		$2,499		$7,843		$5,971
Net income attributable to common stock	$1,053	[c]	$1,178		$3,920	[c,d]	$2,724	[d]
Diluted net income per share of common stock	$1.10	[c]	$1.24	[e]	$4.10	[c,d]	$2.94	[d,e]
Diluted weighted-average common shares outstanding	955		947	[e]	955		947	[e]
Operating cash flows	$1,835	[f]	$1,336	[f]	$5,874	[f]	$4,218	[f]
Capital expenditures	$717		$350		$1,749		$877

Mining Operating Data
Copper (millions of recoverable pounds)
Production	951		1,042		2,868		2,901
Sales, excluding purchases	947		1,081		2,875		2,955
Average realized price per pound	$3.60		$3.50		$3.94		$3.33
Site production and delivery costs per pound[g]	$1.71		$1.38		$1.65		$1.38
Unit net cash costs per pound[g]	$0.80		$0.82		$0.84		$0.87
Gold (thousands of recoverable ounces)
Production	385		492		1,202		1,257
Sales, excluding purchases	409		497		1,245		1,273
Average realized price per ounce	$1,693		$1,266		$1,565		$1,204
Molybdenum (millions of recoverable pounds)
Production	23		19		65		53
Sales, excluding purchases	19		17		60		50
Average realized price per pound	$16.34		$16.06		$17.57		$16.43

a.	Includes the impact of adjustments to provisionally priced concentrate and cathode sales recognized in prior periods (refer to discussion on page 10).

b.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Refer to the "Consolidated Statements of Income" on page IV for a summary of net impacts from changes in these deferrals.

c.
Includes additional taxes of $50 million, net of noncontrolling interests, ($0.05 per share for the third quarter and first nine months of 2011) associated with Peru's new mining tax and royalty regime. For further discussion refer to the supplemental schedule, "Provision for Income Taxes," on page XXVI, which is available on FCX's website, "www.fcx.com."

d.	Includes net losses on early extinguishment of debt totaling $60 million ($0.06 per share) for the first nine months of 2011 and $67 million ($0.07 per share) for the first nine months of 2010.

e.	Amounts have been adjusted to reflect the February 1, 2011, two-for-one stock split.

f.	Includes working capital sources (uses) of $256 million for third-quarter 2011, $(636) million for third-quarter 2010, $(126)

Freeport-McMoRan Copper & Gold                             2

million for the first nine months of 2011 and $(529) million for the first nine months of 2010.

g.
Reflects per pound weighted-average site production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, excluding net noncash and other costs. For reconciliations of per pound unit costs by operating division to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX's website, “www.fcx.com.”

OPERATIONS
Consolidated. Third-quarter 2011 consolidated copper sales of 947 million pounds were slightly higher than the July 2011 estimate of 940 million pounds primarily because of timing of shipments in North America. As anticipated, third-quarter 2011 copper sales were lower than third-quarter 2010 sales primarily because of lower sales in Indonesia and South America, partly offset by higher North America sales.
Third-quarter 2011 consolidated gold sales of 409 thousand ounces were slightly below the July 2011 estimate of 415 thousand ounces and lower than third-quarter 2010 sales of 497 thousand ounces, primarily reflecting lower Grasberg production.
Third-quarter 2011 consolidated molybdenum sales of 19 million pounds were higher than the July 2011 estimate of 18 million pounds and third-quarter 2010 sales of 17 million pounds.
During third-quarter 2011, production and sales of copper and gold were adversely affected by labor disruptions at PT Freeport Indonesia (PT-FI). The estimated impact on third-quarter 2011 production, including the eight-day strike in July 2011 and the ongoing strike that commenced on September 15, 2011, totaled approximately 70 million pounds of copper and 100 thousand ounces of gold. Without the impacts of the strike, third-quarter 2011 sales from Grasberg would have exceeded forecasted production and sales because of access to higher grade ore previously scheduled to be mined in future periods. PT-FI has developed revised operating plans to produce and ship concentrates at modified levels with a reduced workforce and sold concentrate from inventory during third-quarter 2011, which partly mitigated the lower production levels.
The union has notified PT-FI that it intends to extend the strike to November 15, 2011. PT-FI continues to seek to end the strike, which has no legal basis, and to conclude negotiations, on a fair and reasonable basis, of the bi-annual renewal of its collective labor agreement. PT-FI's compensation practices are highly competitive in Indonesia, and PT-FI has agreed to accept the recommendations of the government-appointed mediator for a generous increase in wages and other benefits.
Consolidated sales from mines for the year 2011 are expected to approximate 3.8 billion pounds of copper, 1.6 million ounces of gold and 78 million pounds of molybdenum, including 915 million pounds of copper, 305 thousand ounces of gold and 18 million pounds of molybdenum in fourth-quarter 2011. Fourth-quarter 2011 sales estimates reflect reduced operations at PT-FI resulting from the current strike conditions. The impact for the year 2011, which is subject to change based on operating rates, mine plans, the extent to which PT-FI can operate using a reduced workforce, and the timing of the resumption of normal operations, is estimated to approximate 100 million pounds of copper and 100 thousand ounces of gold.
Consolidated average unit net cash costs (net of by-product credits) of $0.80 per pound of copper in third-quarter 2011 were lower than unit net cash costs of $0.82 per pound in third-quarter 2010 as higher gold, molybdenum and silver credits more than offset higher site production and delivery costs. Higher site production and delivery costs primarily reflected lower copper sales volumes in Indonesia and South America and increased mining and milling activities in North America.
Assuming average prices of $1,600 per ounce of gold and $14 per pound of molybdenum for fourth-quarter 2011 and achievement of current 2011 sales volume and cost estimates, consolidated unit net cash costs (net of by-product credits) for FCX's copper mining operations are expected to average approximately $0.95 per pound of copper for the year 2011. Quarterly unit net cash costs vary with fluctuations in sales volumes and average realized prices for gold and molybdenum. Fourth-quarter 2011 unit net cash costs are expected to be higher than the average for the year primarily reflecting lower volumes in Indonesia. The impact of price changes on consolidated unit net cash costs would approximate $0.006 per pound for each $50 per ounce change in the average price of gold during fourth-quarter 2011 and $0.004 per pound for each $2 per pound change in the average price of molybdenum during fourth-quarter 2011.

Freeport-McMoRan Copper & Gold                             3

North America Copper Mines. FCX operates seven open-pit copper mines in North America - Morenci, Bagdad, Safford, Sierrita and Miami in Arizona, and Tyrone and Chino in New Mexico. All of the North America mining operations are wholly owned, except for Morenci. FCX records its 85 percent joint venture interest in Morenci using the proportionate consolidation method. In addition to copper, the Morenci, Bagdad and Sierrita mines also produce molybdenum concentrates.
Operating and Development Activities. During 2010, FCX initiated plans to increase production at its North America copper mines, which had been curtailed in late 2008 because of weak market conditions. The projects included restarting milling operations and increasing mining rates at Morenci and Chino, and restarting the Miami mine. The project at Morenci is complete with an incremental impact of 125 million pounds of copper per year, and the ramp up of activities at Miami and Chino are continuing. Production at Miami currently approximates 60 million pounds of copper per year. Production at Chino, which is expected to produce approximately 70 million pounds of copper in 2011, is expected to increase to approximately 200 million pounds of copper per year by 2014.
FCX also has a number of opportunities to invest in additional production capacity at several of its North America copper mines. Positive exploration results in recent years indicate the potential for additional sulfide development in North America.
At Morenci, FCX is advancing a feasibility study to expand mining and milling capacity to process additional sulfide ores identified through positive exploratory drilling. This project, which would require significant investment, would increase milling rates from the current level of 50,000 metric tons of ore per day to approximately 115,000 metric tons of ore per day and target incremental annual copper production of approximately 225 million pounds within a three year timeframe. Completion of the feasibility study is expected in early 2012.
Operating Data. Following is summary consolidated operating data for the North America copper mines for the third quarters and first nine months of 2011 and 2010:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Copper (millions of recoverable pounds)
Production	322	259	917	786
Sales, excluding purchases	307	267	914	847
Average realized price per pound	$4.05	$3.32	$4.19	$3.28

Molybdenum (millions of recoverable pounds)
Production[a]	10	7	27	18

Unit net cash costs per pound of copper:
Site production and delivery, excluding adjustments	$1.86	$1.62	$1.80	$1.46
By-product credits, primarily molybdenum	(0.55)	(0.36)	(0.52)	(0.33)
Treatment charges	0.11	0.10	0.10	0.09
Unit net cash costs[b]	$1.42	$1.36	$1.38	$1.22

a.	Reflects molybdenum production from certain of the North America copper mines. Sales of molybdenum are reflected in the Molybdenum division (refer to page 9).

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX's website, “www.fcx.com.”

Consolidated copper sales volumes from North America of 307 million pounds in third-quarter 2011 were higher than third-quarter 2010 sales of 267 million pounds primarily reflecting increased production at the Morenci, Miami and Chino mines.
FCX expects sales from the North America copper mines to approximate 1.2 billion pounds of copper for the year 2011, compared with 1.1 billion pounds of copper in 2010.
As anticipated, average unit net cash costs (net of by-product credits) for the North America copper mines of $1.42 per pound of copper in third-quarter 2011 were higher than unit net cash costs of $1.36 per pound in third-

Freeport-McMoRan Copper & Gold                             4

quarter 2010, primarily reflecting increased mining and milling activities and higher input costs. Higher molybdenum credits partly offset the increase in site production and delivery costs.
FCX estimates that average unit net cash costs (net of by-product credits) for the North America copper mines would approximate $1.42 per pound of copper for the year 2011, based on current sales volume and cost estimates and assuming an average molybdenum price of $14 per pound for fourth-quarter 2011. North America's average unit net cash costs for 2011 would change by approximately $0.01 per pound for each $2 per pound change in the average price of molybdenum during fourth-quarter 2011.

South America Mining. FCX operates four copper mines in South America - Cerro Verde in Peru and El Abra, Candelaria and Ojos del Salado in Chile. FCX owns a 53.56 percent interest in Cerro Verde, a 51 percent interest in El Abra, and 80 percent of the Candelaria and Ojos del Salado mining complexes. All operations in South America are consolidated in FCX's financial statements. South America mining includes open-pit and underground mining. In addition to copper, the Cerro Verde mine produces molybdenum concentrates, and the Candelaria and Ojos del Salado mines produce gold and silver.
Operating and Development Activities. During 2011, FCX commenced production from El Abra's newly commissioned stacking and leaching facilities to transition from oxide to sulfide ores. Production from the sulfide ore is expected to approximate 300 million pounds of copper per year, replacing the currently depleting oxide copper production. The aggregate capital investment for this project is expected to total $725 million through 2015, including $580 million for the initial phase of the project expected to be completed by the end of 2011.
FCX is also engaged in pre-feasibility studies for a potential large-scale milling operation at El Abra to process additional sulfide material and to achieve higher recoveries. Positive exploration results at El Abra indicate the potential for a significant sulfide resource. Exploration activities are continuing.
At Cerro Verde, plans for a large-scale concentrator expansion continue to be advanced. The approximate $4 billion project would expand the concentrator facilities from 120,000 metric tons of ore per day to 360,000 metric tons of ore per day and provide incremental annual production of approximately 600 million pounds of copper beginning in 2016. FCX expects to file an environmental impact assessment in fourth-quarter 2011.
Operating Data. Following is summary consolidated operating data for the South America mining operations for the third quarters and first nine months of 2011 and 2010:

	Three Months		Nine Months
	September 30,		September 30,
	2011	2010	2011	2010
Copper (millions of recoverable pounds)
Production	325	356	969	1,007
Sales	322	377	965	995
Average realized price per pound	$3.45	$3.55	$3.82	$3.36

Gold (thousands of recoverable ounces)
Production	25	29	73	68
Sales	23	30	72	69
Average realized price per ounce	$1,664	$1,265	$1,556	$1,211

Molybdenum (millions of recoverable pounds)
Production[a]	2	2	8	5

Unit net cash costs per pound of copper:
Site production and delivery, excluding adjustments	$1.38	$1.16	$1.31	$1.19
By-product credits	(0.36)	(0.21)	(0.36)	(0.19)
Treatment charges	0.13	0.18	0.17	0.15
Unit net cash costs[b]	$1.15	$1.13	$1.12	$1.15

a.	Reflects molybdenum production from Cerro Verde. Sales of molybdenum are reflected in the Molybdenum division (refer to page 9).

Freeport-McMoRan Copper & Gold                             5

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX's website, “www.fcx.com.”

Copper sales from South America mining of 322 million pounds in third-quarter 2011 were lower than third-quarter 2010 sales of 377 million pounds primarily reflecting lower production at Candelaria and the timing of shipments.
During third-quarter 2011, Cerro Verde's union workforce commenced a series of strike actions. The most recent strike commenced on September 29, 2011. Cerro Verde is working in good faith to complete negotiations with the workers' union for a new labor agreement. Production of copper and molybdenum has not been materially affected.
FCX expects South America's sales to approximate of 1.3 billion pounds of copper and 100 thousand ounces of gold for the year 2011, similar to 2010 sales of 1.3 billion pounds of copper and 93 thousand ounces of gold.
Average unit net cash costs (net of by-product credits) for South America of $1.15 per pound of copper in third-quarter 2011 were higher than unit net cash costs of $1.13 per pound in third-quarter 2010. Higher site production and delivery costs primarily reflected lower copper sales volumes, partly offset by higher gold, molybdenum and silver credits.
FCX estimates that average unit net cash costs (net of by-product credits) for South America mining would approximate $1.17 per pound of copper for the year 2011, based on current sales volume and cost estimates and assuming average prices of $1,600 per ounce of gold and $14 per pound of molybdenum during fourth-quarter 2011.

Indonesia Mining. Through its 90.64 percent owned and wholly consolidated subsidiary PT-FI, FCX operates the world's largest copper and gold mine in terms of reserves at its Grasberg operations in Papua, Indonesia.
Operating and Development Activities. FCX has several projects in process in the Grasberg minerals district, primarily related to the development of the large-scale, high-grade underground ore bodies located beneath and nearby the Grasberg open pit. In aggregate, these underground ore bodies are expected to ramp up to approximately 240,000 metric tons of ore per day following the currently anticipated transition from the Grasberg open pit in 2016.
The Deep Ore Zone (DOZ) mine, one of the world's largest underground mines, has been expanded to a capacity of 80,000 metric tons of ore per day and a feasibility study for the Deep Mill Level Zone (DMLZ) has been completed. The high-grade Big Gossan mine, which began producing in fourth-quarter 2010, is expected to reach full rates of 7,000 metric tons of ore per day by the end of 2012. Substantial progress has been made in developing infrastructure and underground workings that will enable access to the underground ore bodies. Development of the terminal infrastructure and mine access for the Grasberg Block Cave and DMLZ ore bodies is in progress. Over the next five years, estimated aggregate capital spending is expected to average approximately $635 million ($500 million net to PT-FI) per year on underground development activities.

Freeport-McMoRan Copper & Gold                             6

Operating Data. Following is summary consolidated operating data for the Indonesia mining operations for the third quarters and first nine months of 2011 and 2010:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Copper (millions of recoverable pounds)
Production	233	358	778	913
Sales	253	364	796	919
Average realized price per pound	$3.29	$3.60	$3.82	$3.36

Gold (thousands of recoverable ounces)
Production	357	462	1,123	1,185
Sales	384	466	1,168	1,200
Average realized price per ounce	$1,695	$1,266	$1,565	$1,204

Unit net cash costs per pound of copper:
Site production and delivery, excluding adjustments	$1.98	$1.43	$1.91	$1.52
Gold and silver credits	(2.80)	(1.67)	(2.39)	(1.63)
Treatment charges	0.18	0.22	0.18	0.23
Royalty on metals	0.16	0.12	0.16	0.12
Unit net cash (credits) costs[a]	$(0.48)	$0.10	$(0.14)	$0.24

a.
For a reconciliation of unit net cash (credits) costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX's website, “www.fcx.com.”

At the Grasberg mine, the sequencing of mining areas with varying ore grades causes fluctuations in the timing of ore production resulting in varying quarterly and annual sales of copper and gold. Indonesia's third-quarter 2011 copper sales of 253 million pounds and gold sales of 384 thousand ounces were lower than third-quarter 2010 copper sales of 364 million pounds and gold sales of 466 thousand ounces primarily because of planned sequencing of mining in a lower ore-grade section of the Grasberg open pit and the impact of labor disruptions during the quarter. The estimated impact from labor disruptions on third-quarter 2011 production, including the eight-day strike in July 2011 and the ongoing strike that commenced on September 15, 2011, totaled approximately 70 million pounds of copper and 100 thousand ounces of gold. PT-FI has developed revised operating plans to produce and ship concentrates at modified levels with a reduced workforce and also sold concentrate from inventory during third-quarter 2011, which partly mitigated the lower production levels.
FCX expects sales from Indonesia to approximate 1.0 billion pounds of copper and 1.45 million ounces of gold for the year 2011, compared with 1.2 billion pounds of copper and 1.8 million ounces of gold for the year 2010. Indonesia's fourth-quarter 2011 sales estimates of 185 million pounds of copper and 280 thousand ounces of gold reflect the impact of labor disruptions and expected mining in a lower ore-grade section of the Grasberg open pit. The impact of labor disruptions for the year 2011, which is subject to change based on operating rates, mine plans, the extent to which we can operate using a reduced workforce, and the timing of resumption of normal operations, is estimated to approximate 100 million pounds of copper and 100 thousand ounces of gold.
Because of the fixed nature of a large portion of Indonesia's costs, unit costs vary from quarter to quarter depending on volumes of copper and gold sold, as well as average realized gold prices during the period. Unit net cash costs (including gold and silver credits) for Indonesia averaged a net credit of $0.48 per pound of copper in third-quarter 2011, compared to a net cost of $0.10 per pound in third-quarter 2010. The favorable variance was primarily associated with higher gold and silver credits that more than offset increases in site production and delivery costs primarily from lower copper volumes.
FCX estimates Indonesia's average unit net cash costs (net of gold and silver credits) would approximate $0.03 per pound of copper for the year 2011, based on current sales volume and cost estimates and assuming an average gold price of $1,600 per ounce during fourth-quarter 2011. Indonesia's unit net cash costs for 2011 would change by approximately $0.025 per pound for each $50 per ounce change in the average price of gold during

Freeport-McMoRan Copper & Gold                             7

fourth-quarter 2011. Fourth-quarter 2011 unit net cash costs are expected to be higher than the average for the year primarily because of lower volumes.

Africa Mining. FCX currently holds an effective 57.75 percent interest in the Tenke Fungurume (Tenke) copper and cobalt mining concessions in the Katanga province of the Democratic Republic of Congo (DRC). In addition to copper, the Tenke mine produces cobalt hydroxide. Tenke's operations are consolidated in FCX's financial statements. FCX's interest in Tenke will be reduced to 56 percent after receiving the required government approval of the modifications to Tenke Fungurume Mining's bylaws that reflect the agreement with the DRC government.
Operating and Development Activities. The milling facilities at Tenke, which were designed to produce at a rate of 8,000 metric tons of ore per day, have performed above capacity, with throughput averaging 12,000 metric tons of ore per day in third-quarter 2011 and 10,800 metric tons of ore per day for the first nine months of 2011. Mining rates have been increased to enable additional copper production from the initial project capacity of 250 million pounds per year to approximately 290 million pounds per year.
FCX is undertaking a second phase of the project, which would include optimizing the current plant and increasing capacity. As part of the second phase, FCX plans to expand the mill rate to 14,000 metric tons of ore per day and to construct related processing facilities that would target the addition of approximately 150 million pounds of copper per year. The approximate $850 million project, which includes mill upgrades, additional mining equipment, a new tankhouse and sulphuric acid plant expansion, is targeted for completion in 2013.
FCX continues to engage in drilling activities, exploration analyses and metallurgical testing to evaluate the potential of the highly prospective minerals district at Tenke. These analyses are being incorporated in future plans to evaluate opportunities for expansion.
Operating Data. Following is summary consolidated operating data for the Africa mining operations for the third quarters and first nine months of 2011 and 2010:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Copper (millions of recoverable pounds)
Production	71	69	204	195
Sales	65	73	200	194
Average realized price per pound[a]	$3.46	$3.36	$3.89	$3.22

Cobalt (millions of contained pounds)
Production	6	5	18	14
Sales	6	6	19	13
Average realized price per pound	$10.05	$11.93	$10.71	$11.51

Unit net cash costs per pound of copper:
Site production and delivery, excluding adjustments	$1.55	$1.44	$1.57	$1.37
Cobalt credits[b]	(0.51)	(0.65)	(0.68)	(0.54)
Royalty on metals	0.08	0.07	0.09	0.07
Unit net cash costs[c]	$1.12	$0.86	$0.98	$0.90

a.	Includes adjustments for point-of-sale transportation costs as negotiated in customer contracts.

b.	Net of cobalt downstream processing and freight costs.

c.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX's website, “www.fcx.com.”

Copper sales from Africa of 65 million pounds in third-quarter 2011 were lower than third-quarter 2010 copper sales of 73 million pounds primarily reflecting the timing of shipments.
FCX expects Africa's sales to approximate 275 million pounds of copper and 25 million pounds of cobalt for the year 2011, compared with 262 million pounds of copper and 20 million pounds of cobalt for the year 2010.
Unit net cash costs (net of cobalt credits) for Africa of $1.12 per pound of copper were higher than unit net

Freeport-McMoRan Copper & Gold                             8

cash costs of $0.86 per pound in third-quarter 2010, primarily reflecting lower cobalt credits and higher site production and delivery costs from increased mining and milling activity and higher input costs.
FCX estimates Africa's average unit net cash costs would approximate $1.03 per pound of copper for the year 2011, based on current sales volume and cost estimates and assuming an average cobalt price of $14 per pound for fourth-quarter 2011. Africa's unit net cash costs for 2011 would change by approximately $0.03 per pound for each $2 per pound change in the average price of cobalt during fourth-quarter 2011.

Molybdenum. FCX is the world's largest producer of molybdenum. FCX conducts molybdenum mining operations at its wholly owned Henderson underground mine in Colorado, is developing the Climax molybdenum mine and sells molybdenum produced from its North and South America copper mines.
Development Activities. Construction activities at the Climax molybdenum mine are approximately 80 percent complete. FCX plans to commence production during 2012. Production from the Climax molybdenum mine is expected to ramp up to a rate of 20 million pounds per year during 2013 and, depending on market conditions, may be increased to 30 million pounds per year. FCX intends to operate the Climax and Henderson molybdenum mines in a flexible manner to meet market requirements. FCX believes that Climax is one of the most attractive primary molybdenum development projects in the world, with large-scale production capacity, attractive cash costs and future growth options. Estimated remaining costs for the initial phase of the project approximate $135 million.
Operating Data. Following is summary consolidated operating data for the Molybdenum operations for the third quarters and first nine months of 2011 and 2010:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Molybdenum (millions of recoverable pounds)
Production[a]	11	10	30	30
Sales, excluding purchases[b]	19	17	60	50
Average realized price per pound	$16.34	$16.06	$17.57	$16.43

Unit net cash cost per pound of molybdenum[c]	$6.24	$5.94	$6.19	$5.75

a.	Reflects production at the Henderson molybdenum mine.

b.	Includes sales of molybdenum produced at the North and South America copper mines.

c.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX's website, “www.fcx.com.”

Consolidated molybdenum sales of 19 million pounds in third-quarter 2011 were higher than third-quarter 2010 sales of 17 million pounds.
For the year 2011, FCX expects molybdenum sales to approximate 78 million pounds (including production of approximately 45 million pounds from the North and South America copper mines), compared with 67 million pounds in 2010 (including production of 32 million pounds from the North and South America copper mines).
Unit net cash costs at the Henderson mine of $6.24 per pound of molybdenum in third-quarter 2011 were higher than unit net cash costs of $5.94 per pound in third-quarter 2010, primarily reflecting higher input costs, including labor and materials.
Based on current sales volume and cost estimates, FCX expects average unit net cash costs for the Henderson mine to approximate $6.50 per pound of molybdenum for the year 2011.

Freeport-McMoRan Copper & Gold                             9

EXPLORATION ACTIVITIES
FCX is conducting exploration activities near its existing mines with a focus on opportunities to expand reserves that will support the development of additional future production capacity in the large minerals districts where it currently operates. Favorable exploration results indicate opportunities for significant future potential reserve additions in North and South America and in the Tenke Fungurume minerals district. The drilling data in North America continue to indicate the potential for expanded sulfide production.
Exploration spending for the year 2011 is expected to approximate $250 million, compared with $113 million in 2010. Exploration activities will continue to focus primarily on the potential for future reserve additions in FCX's existing minerals districts.

PROVISIONAL PRICING AND OTHER
For the first nine months of 2011, 55 percent of FCX's mined copper was sold in concentrate, 22 percent as rod from North America operations and 23 percent as cathode. Under the long-established structure of sales agreements prevalent in the industry, substantially all of FCX's copper concentrate and cathode sales are provisionally priced at the time of shipment. The provisional prices are finalized in a contractually specified future month (generally one to four months from the shipment date) primarily based on quoted London Metal Exchange (LME) monthly average spot prices. Because a significant portion of FCX's concentrate and cathode sales in any quarterly period usually remain subject to final pricing, the quarter-end forward price is a major determinant of recorded revenues and the average recorded copper price for the period. LME spot copper prices averaged $4.07 per pound during third-quarter 2011, compared to FCX's recorded average price of $3.60 per pound.
At June 30, 2011, FCX had provisionally priced copper sales at its copper mining operations, primarily South America and Indonesia, totaling 435 million pounds (net of intercompany sales and noncontrolling interests) recorded at an average of $4.27 per pound. Lower prices during third-quarter 2011 resulted in adjustments to these provisionally priced copper sales and unfavorably impacted third-quarter 2011 consolidated revenues by $213 million ($100 million to net income attributable to common stock or $0.11 per share), compared with adjustments to the June 30, 2010, provisionally priced copper sales that favorably impacted third-quarter 2010 consolidated revenues by $191 million ($85 million to net income attributable to common stock or $0.09 per share). Adjustments to the December 31, 2010, provisionally priced copper sales unfavorably impacted consolidated revenues by $12 million ($5 million to net income attributable to common stock or $0.01 per share) for the first nine months of 2011, compared with adjustments to the December 31, 2009, provisionally priced copper sales that unfavorably impacted consolidated revenues by $23 million ($9 million to net income attributable to common stock or $0.01 per share) for the first nine months of 2010.
At September 30, 2011, FCX had provisionally priced copper sales at its copper mining operations, primarily South America and Indonesia, totaling 406 million pounds of copper (net of intercompany sales and noncontrolling interests) recorded at an average of $3.18 per pound, subject to final pricing over the next several months. FCX estimates that each $0.05 change in the price realized from the September 30, 2011, provisional price recorded would have an approximate $13 million effect on its 2011 net income attributable to common stock. The LME spot copper price on October 18, 2011, was $3.30 per pound.
FCX defers recognizing profits on its sales from its Indonesia and South America mining operations to Atlantic Copper and on 25 percent of Indonesia's mining sales to PT Smelting (PT-FI's 25 percent-owned Indonesian smelting unit) until final sales to third parties occur. FCX's net deferred profits on its Indonesia and South America concentrate inventories at Atlantic Copper and PT Smelting to be recognized in future periods' net income attributable to common stock totaled $101 million at September 30, 2011. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX's net deferred profits and quarterly earnings.

Freeport-McMoRan Copper & Gold                             10

CASH FLOWS
FCX generated operating cash flows of $1.8 billion for third-quarter 2011 and $5.9 billion for the first nine months of 2011. These amounts are net of working capital sources (uses) of $256 million for the third quarter and $(126) million for the nine-month period.
Based on current 2011 sales volume and cost estimates and assuming average prices of $3.25 per pound of copper, $1,600 per ounce of gold and $14 per pound of molybdenum for fourth-quarter 2011, FCX's consolidated operating cash flows are estimated to approximate $7 billion for the year 2011. The impact of price changes during fourth-quarter 2011 on operating cash flows would approximate $75 million for each $0.10 per pound change in the average price of copper, $10 million for each $50 per ounce change in the average price of gold and $10 million for each $2 per pound change in the average price of molybdenum.
Capital expenditures, including capitalized interest, totaled $717 million for third-quarter 2011 and $1.7 billion for the first nine months of 2011. FCX's capital expenditures are currently estimated to approximate $2.6 billion for the year 2011, including $1.4 billion for major projects and $1.2 billion for sustaining capital. Major projects for 2011 primarily include underground development activities at Grasberg, construction activities at the Climax molybdenum mine and completion of the initial phase of the sulfide ore project at El Abra. FCX is also considering additional investments at several of its sites. Capital spending plans will continue to be reviewed and adjusted in response to changes in market conditions and other factors.

CASH AND DEBT
At September 30, 2011, FCX had consolidated cash of $5.1 billion. Net of noncontrolling interests' share, taxes and other costs, cash available to the parent company totaled $4.2 billion as shown below (in billions):

September 30,
2011
Cash at domestic companies[a]	$2.5
Cash at international operations	2.6
Total consolidated cash and cash equivalents	5.1
Less: Noncontrolling interests' share	(0.8)
Cash, net of noncontrolling interests' share	4.3
Less: Withholding taxes and other	(0.1)
Net cash available	$4.2

a. Includes cash at FCX's parent company and North America operations.
At September 30, 2011, FCX had $3.5 billion in debt. FCX had no borrowings and $44 million of letters of credit issued under its revolving credit facility resulting in total availability of approximately $1.5 billion at September 30, 2011. Since January 1, 2009, FCX has repaid $3.8 billion in debt resulting in estimated annual interest savings of approximately $260 million based on current interest rates.
FCX does not have significant debt maturities in the near term (a total of $4 million through 2016); however, FCX may consider opportunities to prepay debt in advance of scheduled maturities. FCX has $3.0 billion in debt that is redeemable in whole or in part, at its option, at make-whole redemption prices prior to April 2012, and afterwards at stated redemption prices.

FINANCIAL POLICY
FCX has a long-standing tradition of seeking to build shareholder value through investing in projects with attractive rates of return and returning cash to shareholders through common stock dividends and share purchases. In addition to FCX's current annual common stock dividend of $1.00 per share ($0.25 per share quarterly), on June 1, 2011, FCX paid a supplemental common stock dividend of $0.50 per share. For the first nine months of 2011, FCX has paid common stock dividends of $1.2 billion, which includes $474 million for the supplemental dividend paid on June 1, 2011. FCX intends to continue to maintain a strong financial position, invest aggressively in attractive growth projects and provide cash returns to shareholders. The Board will continue to review FCX's financial policy on an ongoing basis.

Freeport-McMoRan Copper & Gold                             11

WEBCAST INFORMATION
A conference call with securities analysts to discuss FCX's third-quarter 2011 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the Internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing “www.fcx.com.” A replay of the webcast will be available through Friday, November 18, 2011.
-----------------------------------------------------------------------------------------------------------
FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX has a dynamic portfolio of operating, expansion and growth projects in the copper industry and is the world's largest producer of molybdenum.
The company's portfolio of assets includes the Grasberg minerals district, the world's largest copper and gold mine in terms of recoverable reserves; significant mining operations in the Americas, including the large-scale Morenci and Safford minerals districts in North America and the Cerro Verde and El Abra operations in South America; and the Tenke Fungurume minerals district in the DRC. Additional information about FCX is available on FCX's website at “www.fcx.com.”
Cautionary Statement and Regulation G Disclosure: This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as those statements regarding projected ore grades and milling rates, projected production and sales volumes, projected unit net cash costs, projected operating cash flows, projected capital expenditures, exploration efforts and results, mine production and development plans, the impact of deferred intercompany profits on earnings, liquidity, other financial commitments and tax rates, the impact of copper, gold, molybdenum and cobalt price changes, potential prepayments of debt, future dividend payments and potential share purchases. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration of dividends is at the discretion of FCX's Board of Directors (the Board) and will depend on FCX's financial results, cash requirements, future prospects, and other factors deemed relevant by the Board.
FCX cautions readers that forward-looking statements are not guarantees of future performance and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include commodity prices, mine sequencing, production rates, industry risks, regulatory changes, political risks, the potential effects of violence in Indonesia, the resolution of administrative disputes in the Democratic Republic of Congo, weather- and climate-related risks, labor relations, including the resolution of labor negotiations and strikes in Indonesia and Peru, environmental risks, litigation results, currency translation risks and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2010, filed with the U.S. Securities and Exchange Commission (SEC) as updated by our subsequent filings with the SEC.
Investors are cautioned that many of the assumptions on which our forward-looking statements are based are likely to change after our forward-looking statements are made, including for example commodity prices, which we cannot control, and production volumes and costs, some aspects of which we may or may not be able to control. Further, we may make changes to our business plans that could or will affect our results. We caution investors that we do not intend to update our forward-looking statements notwithstanding any changes in our assumptions, changes in our business plans, our actual experience or other changes, and we undertake no obligation to update any forward-looking statements more frequently than quarterly.
This press release also contains certain financial measures such as unit net cash (credits) costs per pound of copper and per pound of molybdenum. As required by SEC Regulation G, reconciliations of these measures to amounts reported in FCX's consolidated financial statements are in the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX's website, “www.fcx.com.”
# # #

Freeport-McMoRan Copper & Gold                             12

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA

	Three Months Ended September 30,
	Production				Sales
COPPER (millions of recoverable pounds)	2011		2010		2011		2010
(FCX's net interest in %)
North America
Morenci (85%)	134	[a]	109	[a]	129	[a]	111	[a]
Bagdad (100%)	48		47		48		49
Safford (100%)	36		29		34		33
Sierrita (100%)	46		39		44		39
Miami (100%)	17		4		15		4
Tyrone (100%)	19		21		19		21
Chino (100%)	22		9		18		9
Other (100%)	—		1		—		1
Total North America	322		259		307		267

South America
Cerro Verde (53.56%)	157		165		161		179
El Abra (51%)	72		76		73		77
Candelaria/Ojos del Salado (80%)	96		115		88		121
Total South America	325		356		322		377

Indonesia
Grasberg (90.64%)[b]	233		358		253		364

Africa
Tenke Fungurume (57.75%)	71		69		65		73

Consolidated	951		1,042		947		1,081
Less noncontrolling interests	180		199		179		210
Net	771		843		768		871

Consolidated sales from mines					947		1,081
Purchased copper					51		78
Total copper sales, including purchases					998		1,159

Average realized price per pound					$3.60		$3.50

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	3		1		2		1
South America (80%)	25		29		23		30
Indonesia (90.64%)[b]	357		462		384		466
Consolidated	385		492		409		497
Less noncontrolling interests	38		49		41		49
Net	347		443		368		448

Consolidated sales from mines					409		497
Purchased gold					1		1
Total gold sales, including purchases					410		498

Average realized price per ounce					$1,693		$1,266

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	11		10		N/A		N/A
North America (100%)	10	[a]	7		N/A		N/A
Cerro Verde (53.56%)	2		2		N/A		N/A
Consolidated	23		19		19		17
Less noncontrolling interests	1		1		1		1
Net	22		18		18		16

Consolidated sales from mines					19		17
Purchased molybdenum					—		—
Total molybdenum sales, including purchases					19		17

Average realized price per pound					$16.34		$16.06

COBALT (millions of contained pounds)
(FCX's net interest in %)
Consolidated - Tenke Fungurume (57.75%)	6		5		6		6
Less noncontrolling interests	3		2		2		2
Net	3		3		4		4

Average realized price per pound					$10.05		$11.93

a. Amounts are net of Morenci's 15 percent joint venture partner's interest.
b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.

I

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA (continued)

	Nine Months Ended September 30,
	Production				Sales
COPPER (millions of recoverable pounds)	2011		2010		2011		2010
(FCX's net interest in %)
North America
Morenci (85%)	391	[a]	321	[a]	389	[a]	336	[a]
Bagdad (100%)	145		148		152		161
Safford (100%)	101		108		102		125
Sierrita (100%)	131		111		129		120
Miami (100%)	46		10		40		11
Tyrone (100%)	56		61		60		65
Chino (100%)	45		25		40		27
Other (100%)	2		2		2		2
Total North America	917		786		914		847

South America
Cerro Verde (53.56%)	502		496		503		485
El Abra (51%)	186		244		183		238
Candelaria/Ojos del Salado (80%)	281		267		279		272
Total South America	969		1,007		965		995

Indonesia
Grasberg (90.64%)[b]	778		913		796		919

Africa
Tenke Fungurume (57.75%)	204		195		200		194

Consolidated	2,868		2,901		2,875		2,955
Less noncontrolling interests	540		571		538		564
Net	2,328		2,330		2,337		2,391

Consolidated sales from mines					2,875		2,955
Purchased copper					185		143
Total copper sales, including purchases					3,060		3,098

Average realized price per pound					$3.94		$3.33

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	6		4		5		4
South America (80%)	73		68		72		69
Indonesia (90.64%)[b]	1,123		1,185		1,168		1,200
Consolidated	1,202		1,257		1,245		1,273
Less noncontrolling interests	119		124		124		126
Net	1,083		1,133		1,121		1,147

Consolidated sales from mines					1,245		1,273
Purchased gold					1		1
Total gold sales, including purchases					1,246		1,274

Average realized price per ounce					$1,565		$1,204

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	30		30		N/A		N/A
North America (100%)	27	[a]	18		N/A		N/A
Cerro Verde (53.56%)	8		5		N/A		N/A
Consolidated	65		53		60		50
Less noncontrolling interests	4		2		3		2
Net	61		51		57		48

Consolidated sales from mines					60		50
Purchased molybdenum					—		2
Total molybdenum sales, including purchases					60		52

Average realized price per pound					$17.57		$16.43

COBALT (millions of contained pounds)
(FCX's net interest in %)
Consolidated - Tenke Fungurume (57.75%)	18		14		19		13
Less noncontrolling interests	8		6		8		5
Net	10		8		11		8

Average realized price per pound					$10.71		$11.51

a. Amounts are net of Morenci's 15 percent joint venture partner's interest.
b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.

II

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA (continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
100% North America Copper Mines
Solution Extraction/Electrowinning (SX/EW) Operations
Leach ore placed in stockpiles (metric tons per day)	872,200	653,400	841,700	634,000
Average copper ore grade (percent)	0.25	0.22	0.25	0.24
Copper production (millions of recoverable pounds)	199	179	582	563

Mill Operations
Ore milled (metric tons per day)	225,800	190,500	220,100	183,000
Average ore grades (percent):
Copper	0.38	0.32	0.37	0.31
Molybdenum	0.03	0.03	0.03	0.02
Copper recovery rate (percent)	84.5	82.6	83.5	83.0
Production (millions of recoverable pounds):
Copper	146	100	404	280
Molybdenum	10	7	27	18

100% South America Mining
SX/EW Operations
Leach ore placed in stockpiles (metric tons per day)	244,100	281,000	249,500	261,500
Average copper ore grade (percent)	0.54	0.39	0.48	0.42
Copper production (millions of recoverable pounds)	111	122	314	385

Mill Operations
Ore milled (metric tons per day)	185,700	193,800	192,300	187,100
Average ore grades:
Copper (percent)	0.66	0.69	0.66	0.64
Gold (grams per metric ton)	0.12	0.11	0.12	0.10
Molybdenum (percent)	0.02	0.02	0.02	0.02
Copper recovery rate (percent)	89.1	90.7	90.0	90.0
Production (recoverable):
Copper (millions of pounds)	214	234	655	622
Gold (thousands of ounces)	25	29	73	68
Molybdenum (millions of pounds)	2	2	8	5

100% Indonesia Mining
Ore milled (metric tons per day)	152,200	228,900	197,900	228,800
Average ore grades:
Copper (percent)	0.90	0.92	0.80	0.84
Gold (grams per metric ton)	1.14	0.92	0.92	0.81
Recovery rates (percent):
Copper	89.8	89.1	88.2	88.8
Gold	82.4	83.6	81.3	80.6
Production (recoverable):
Copper (millions of pounds)	237	362	803	975
Gold (thousands of ounces)	408	513	1,261	1,298

100% Africa Mining
Ore milled (metric tons per day)	12,000	11,800	10,800	10,100
Average ore grades (percent):
Copper	3.21	3.20	3.42	3.55
Cobalt	0.41	0.39	0.40	0.40
Copper recovery rate (percent)	91.4	90.5	92.0	91.0
Production (millions of pounds):
Copper (recoverable)	71	69	204	195
Cobalt (contained)	6	5	18	14

100% Henderson Molybdenum Mine
Ore milled (metric tons per day)	24,500	23,000	23,300	23,000
Average molybdenum ore grade (percent)	0.24	0.25	0.24	0.25
Molybdenum production (millions of recoverable pounds)	11	10	30	30

III

FREEPORT-McMoRan COPPER & GOLD INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2011		2010		2011		2010
	(In Millions, Except Per Share Amounts)
Revenues	$5,195	[a]	$5,152	[a]	$16,718	[a]	$13,379	[a]
Cost of sales:
Production and delivery	2,570		2,266		7,504		6,234
Depreciation, depletion and amortization	257		268		756		788
Total cost of sales	2,827		2,534		8,260		7,022
Selling, general and administrative expenses	102		81		323		277
Exploration and research expenses	78		35		194		104
Environmental obligations and shutdown costs	38		3		98		5
Total costs and expenses	3,045		2,653		8,875		7,408
Operating income	2,150	[b]	2,499	[b]	7,843	[b]	5,971	[b]
Interest expense, net	(78)	[c]	(103)	[c]	(250)	[c]	(370)	[c]
Losses on early extinguishment of debt	—		—		(68)		(77)
Other income (expense), net	28		(19)		40		2
Income before income taxes and equity in
affiliated companies' net earnings	2,100		2,377		7,565		5,526
Provision for income taxes	(808)		(845)		(2,698)		(1,956)
Equity in affiliated companies' net earnings	2		1		14		10
Net income	1,294		1,533		4,881		3,580
Net income attributable to noncontrolling interests	(241)		(355)		(961)		(793)
Preferred dividends	—	[d]	—	[d]	—	[d]	(63)
Net income attributable to FCX common stockholders	$1,053	[a,b]	$1,178	[a,b]	$3,920	[a,b]	$2,724	[a,b]

Net income per share attributable to FCX common stockholders:
Basic	$1.11		$1.25	[e]	$4.14		$3.01	[e]
Diluted	$1.10		$1.24	[e]	$4.10		$2.94	[e]

Weighted-average common shares outstanding:
Basic	948		941	[e]	947		906	[e]
Diluted	955		947	[e]	955		947	[e]

Dividends declared per share of common stock	$0.25		$0.15	[e]	$1.25		$0.375	[e]

a.
Includes favorable (unfavorable) adjustments to provisionally priced copper sales recognized in prior periods totaling $(213) million ($(100) million to net income attributable to common stockholders) in third-quarter 2011, $191 million ($85 million to net income attributable to common stockholders) in third-quarter 2010, $(12) million ($(5) million to net income attributable to common stockholders) for the first nine months of 2011 and $(23) million ($(9) million to net income attributable to common stockholders) for the first nine months of 2010.

b.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net increases (reductions) of $167 million ($84 million to net income attributable to common stockholders) in third-quarter 2011, $(57) million ($(38) million to net income attributable to common stockholders) in third-quarter 2010, $168 million ($82 million to net income attributable to common stockholders) for the first nine months of 2011 and $(122) million ($(66) million to net income attributable to common stockholders) for the first nine months of 2010.

c.
Consolidated interest expense, excluding capitalized interest, totaled $105 million in third-quarter 2011, $126 million in third-quarter 2010, $325 million for the first nine months of 2011 and $409 million for the first nine months of 2010. Lower interest expense in the 2011 periods primarily reflects the impact of debt repayments during 2010 and the first nine months of 2011.

d.	During 2010, FCX's 6 3/4% Mandatorily Convertible Preferred Stock automatically converted into shares of FCX common stock; as a result, FCX no longer has requirements to pay preferred dividends.

e.	Amounts have been adjusted to reflect the February 1, 2011, two-for-one stock split.

IV

FREEPORT-McMoRan COPPER & GOLD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30,	December 31,
	2011	2010
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$5,128	$3,738
Trade accounts receivable	1,139	2,132
Other accounts receivable	307	293
Inventories:
Product	1,231	1,409
Materials and supplies, net	1,323	1,169
Mill and leach stockpiles	1,167	856
Other current assets	413	254
Total current assets	10,708	9,851
Property, plant, equipment and development costs, net	17,966	16,785
Long-term mill and leach stockpiles	1,599	1,425
Intangible assets, net	321	328
Other assets	1,114	997
Total assets	$31,708	$29,386

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,580	$2,441
Dividends payable	240	240
Current portion of reclamation and environmental obligations	201	207
Accrued income taxes	110	648
Rio Tinto's share of joint venture cash flows	46	132
Current portion of debt	4	95
Total current liabilities	3,181	3,763
Long-term debt, less current portion	3,531	4,660
Deferred income taxes	3,365	2,873
Reclamation and environmental obligations, less current portion	2,139	2,071
Other liabilities	1,441	1,459
Total liabilities	13,657	14,826
Equity:
FCX stockholders' equity:
Common stock	107	107
Capital in excess of par value	18,974	18,751
Retained earnings (deficit)	144	(2,590)
Accumulated other comprehensive loss	(314)	(323)
Common stock held in treasury	(3,554)	(3,441)
Total FCX stockholders' equity	15,357	12,504
Noncontrolling interests	2,694	2,056
Total equity	18,051	14,560
Total liabilities and equity	$31,708	$29,386

V

FREEPORT-McMoRan COPPER & GOLD INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended
	September 30,
	2011	2010
	(In Millions)
Cash flow from operating activities:
Net income	$4,881	$3,580
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	756	788
Stock-based compensation	92	93
Charges for reclamation and environmental obligations, including accretion	144	117
Payments of reclamation and environmental obligations	(131)	(139)
Losses on early extinguishment of debt	68	77
Deferred income taxes	419	252
Increase in long-term mill and leach stockpiles	(174)	(73)
Changes in other assets and liabilities	(34)	16
Other, net	(21)	36
(Increases) decreases in working capital:
Accounts receivable	1,034	(391)
Inventories	(266)	(189)
Other current assets	(152)	(13)
Accounts payable and accrued liabilities	(101)	156
Accrued income and other taxes	(641)	(92)
Net cash provided by operating activities	5,874	4,218

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(342)	(140)
South America	(431)	(283)
Indonesia	(463)	(311)
Africa	(89)	(59)
Molybdenum	(317)	(34)
Other	(107)	(50)
Other, net	24	20
Net cash used in investing activities	(1,725)	(857)

Cash flow from financing activities:
Proceeds from debt	37	52
Repayments of debt	(1,303)	(1,678)
Cash dividends and distributions paid:
Common stock	(1,186)	(272)
Preferred stock	—	(95)
Noncontrolling interests	(350)	(330)
Contributions from noncontrolling interests	27	24
Net proceeds from (payments for) stock-based awards	2	(3)
Excess tax benefit from stock-based awards	23	5
Other, net	(9)	—
Net cash used in financing activities	(2,759)	(2,297)

Net increase in cash and cash equivalents	1,390	1,064
Cash and cash equivalents at beginning of year	3,738	2,656
Cash and cash equivalents at end of period	$5,128	$3,720

VI

.FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS

PRODUCT REVENUES AND UNIT NET CASH COSTS
Unit net cash costs per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX's mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. This measure is presented by other metals mining companies, although FCX's measures may not be comparable to similarly titled measures reported by other companies.

FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX's costs to revenues from the copper, gold, molybdenum and other metals it produces, (iv) it is the method used to compare mining operations in certain industry publications and (v) it is the method used by FCX's management and Board of Directors to monitor operations. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX's metals sales volumes and realized prices change.

FCX shows revenue adjustments for prior period open sales as separate line items. Because these adjustments do not result from current period sales, FCX has reflected these separately from revenues on current period sales. Noncash and other costs consist of items such as stock-based compensation costs, write-offs of equipment and/or unusual charges. They are removed from site production and delivery costs in the calculation of unit net cash costs. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. Following are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX's consolidated financial statements.

VII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,240	$1,240	$146	$40	$1,426

Site production and delivery, before net noncash
and other costs shown below	569	506	64	15	585
By-product credits[a]	(170)	—	—	—	—
Treatment charges	36	34	—	2	36
Net cash costs	435	540	64	17	621
Depreciation, depletion and amortization	64	59	4	1	64
Noncash and other costs, net	12	12	—	—	12
Total costs	511	611	68	18	697
Revenue adjustments	(11)	(11)	—	—	(11)
Idle facility and other non-inventoriable costs	(19)	(19)	—	—	(19)
Gross profit	$699	$599	$78	$22	$699

Copper sales (millions of recoverable pounds)	307	307
Molybdenum sales (millions of recoverable pounds)[c]			10

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$4.05	$4.05	$15.22

Site production and delivery, before net noncash
and other costs shown below	1.86	1.65	6.68
By-product credits[a]	(0.55)	—	—
Treatment charges	0.11	0.11	—
Unit net cash costs	1.42	1.76	6.68
Depreciation, depletion and amortization	0.21	0.19	0.34
Noncash and other costs, net	0.04	0.04	0.02
Total unit costs	1.67	1.99	7.04
Revenue adjustments	(0.04)	(0.04)	—
Idle facility and other non-inventoriable costs	(0.06)	(0.06)	(0.04)
Gross profit per pound	$2.28	$1.96	$8.14

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,426	$585	$64
Treatment charges	N/A	36	N/A
Net noncash and other costs	N/A	12	N/A
Revenue adjustments	(11)	N/A	N/A
Idle facility and other non-inventoriable costs	N/A	19	N/A
Eliminations and other	4	12	3
North America copper mines	1,419	664	67
South America mining	1,053	478	64
Indonesia mining	1,362	503	62
Africa mining	276	142	32
Molybdenum	332	260	14
Rod & Refining	1,396	1,390	2
Atlantic Copper Smelting & Refining	837	826	11
Corporate, other & eliminations	(1,480)	(1,693)	5
As reported in FCX's consolidated financial statements	$5,195	$2,570	$257

a. Molybdenum credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.

b. Includes gold and silver product revenues and production costs.

c. Reflects molybdenum produced by the North America copper mines.

VIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2010
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$881	$881	$96	$13	$990

Site production and delivery, before net noncash
and other costs shown below	429	384	52	7	443
By-product credits[a]	(95)	—	—	—	—
Treatment charges	27	26	—	1	27
Net cash costs	361	410	52	8	470
Depreciation, depletion and amortization	63	59	3	1	63
Noncash and other costs, net	30	31	(1)	—	30
Total costs	454	500	54	9	563
Revenue adjustments	—	—	—	—	—
Idle facility and other non-inventoriable costs	(26)	(25)	(1)	—	(26)
Gross profit	$401	$356	$41	$4	$401

Copper sales (millions of recoverable pounds)	266	266
Molybdenum sales (millions of recoverable pounds)[c]			7

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$3.32	$3.32	$15.10

Site production and delivery, before net noncash
and other costs shown below	1.62	1.45	8.18
By-product credits[a]	(0.36)	—	—
Treatment charges	0.10	0.10	—
Unit net cash costs	1.36	1.55	8.18
Depreciation, depletion and amortization	0.24	0.22	0.51
Noncash and other costs, net	0.11	0.11	(0.12)
Total unit costs	1.71	1.88	8.57
Revenue adjustments	—	—	—
Idle facility and other non-inventoriable costs	(0.10)	(0.10)	(0.04)
Gross profit per pound	$1.51	$1.34	$6.49

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$990	$443	$63
Treatment charges	N/A	27	N/A
Net noncash and other costs	N/A	30	N/A
Revenue adjustments	—	N/A	N/A
Idle facility and other non-inventoriable costs	N/A	26	N/A
Eliminations and other	8	10	4
North America copper mines	998	536	67
South America mining	1,465	462	66
Indonesia mining	1,874	528	72
Africa mining	307	141	34
Molybdenum	293	199	13
Rod & Refining	1,181	1,172	2
Atlantic Copper Smelting & Refining	595	590	9
Corporate, other & eliminations	(1,561)	(1,362)	5
As reported in FCX's consolidated financial statements	$5,152	$2,266	$268

a. Molybdenum credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.

b. Includes gold and silver product revenues and production costs.

c. Reflects molybdenum produced by the North America copper mines.

IX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$3,820	$3,820	$429	$84	$4,333

Site production and delivery, before net noncash
and other costs shown below	1,637	1,466	178	33	1,677
By-product credits[a]	(473)	—	—	—	—
Treatment charges	97	93	—	4	97
Net cash costs	1,261	1,559	178	37	1,774
Depreciation, depletion and amortization	185	173	10	2	185
Noncash and other costs, net	70	68	1	1	70
Total costs	1,516	1,800	189	40	2,029
Revenue adjustments	(1)	(1)	—	—	(1)
Idle facility and other non-inventoriable costs	(47)	(46)	(1)	—	(47)
Gross profit	$2,256	$1,973	$239	$44	$2,256

Copper sales (millions of recoverable pounds)	912	912
Molybdenum sales (millions of recoverable pounds)[c]			27

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$4.19	$4.19	$16.30

Site production and delivery, before net noncash
and other costs shown below	1.80	1.61	6.77
By-product credits[a]	(0.52)	—	—
Treatment charges	0.10	0.10	—
Unit net cash costs	1.38	1.71	6.77
Depreciation, depletion and amortization	0.20	0.19	0.38
Noncash and other costs, net	0.08	0.07	0.05
Total unit costs	1.66	1.97	7.20
Revenue adjustments	—	—	—
Idle facility and other non-inventoriable costs	(0.05)	(0.05)	(0.02)
Gross profit per pound	$2.48	$2.17	$9.08

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$4,333	$1,677	$185
Treatment charges	N/A	97	N/A
Net noncash and other costs	N/A	70	N/A
Revenue adjustments	(1)	N/A	N/A
Idle facility and other non-inventoriable costs	N/A	47	N/A
Eliminations and other	7	32	11
North America copper mines	4,339	1,923	196
South America mining	3,903	1,330	187
Indonesia mining	4,656	1,547	179
Africa mining	963	422	98
Molybdenum	1,119	786	44
Rod & Refining	4,310	4,292	6
Atlantic Copper Smelting & Refining	2,252	2,274	30
Corporate, other & eliminations	(4,824)	(5,070)	16
As reported in FCX's consolidated financial statements	$16,718	$7,504	$756

a. Molybdenum credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.

b. Includes gold and silver product revenues and production costs.

c. Reflects molybdenum produced by the North America copper mines.

X

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2010
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$2,771	$2,771	$277	$44	$3,092

Site production and delivery, before net noncash
and other costs shown below	1,231	1,109	144	21	1,274
By-product credits[a]	(278)	—	—	—	—
Treatment charges	75	73	—	2	75
Net cash costs	1,028	1,182	144	23	1,349
Depreciation, depletion and amortization	207	195	10	2	207
Noncash and other costs, net	107	107	—	—	107
Total costs	1,342	1,484	154	25	1,663
Revenue adjustments	(2)	(2)	—	—	(2)
Idle facility and other non-inventoriable costs	(65)	(64)	(1)	—	(65)
Gross profit	$1,362	$1,221	$122	$19	$1,362

Copper sales (millions of recoverable pounds)	845	845
Molybdenum sales (millions of recoverable pounds)[c]			18

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$3.28	$3.28	$15.49

Site production and delivery, before net noncash
and other costs shown below	1.46	1.31	8.06
By-product credits[a]	(0.33)	—	—
Treatment charges	0.09	0.09	—
Unit net cash costs	1.22	1.40	8.06
Depreciation, depletion and amortization	0.24	0.23	0.59
Noncash and other costs, net	0.13	0.12	(0.01)
Total unit costs	1.59	1.75	8.64
Revenue adjustments	—	—	—
Idle facility and other non-inventoriable costs	(0.08)	(0.08)	(0.02)
Gross profit per pound	$1.61	$1.45	$6.83

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$3,092	$1,274	$207
Treatment charges	N/A	75	N/A
Net noncash and other costs	N/A	107	N/A
Revenue adjustments	(2)	N/A	N/A
Idle facility and other non-inventoriable costs	N/A	65	N/A
Eliminations and other	26	36	13
North America copper mines	3,116	1,557	220
South America mining	3,383	1,227	186
Indonesia mining	4,260	1,430	192
Africa mining	763	347	94
Molybdenum	893	574	38
Rod & Refining	3,383	3,360	6
Atlantic Copper Smelting & Refining	1,844	1,823	28
Corporate, other & eliminations	(4,263)	(4,084)	24
As reported in FCX's consolidated financial statements	$13,379	$6,234	$788

a. Molybdenum credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.

b. Includes gold and silver product revenues and production costs.

c. Reflects molybdenum produced by the North America copper mines.

XI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$1,112	$1,112	$124	[a]	$1,236

Site production and delivery, before net noncash
and other costs shown below	445	402	50		452
By-product credits	(117)	—	—		—
Treatment charges	43	43	—		43
Net cash costs	371	445	50		495
Depreciation, depletion and amortization	64	60	4		64
Noncash and other costs, net	5	4	1		5
Total costs	440	509	55		564
Revenue adjustments, primarily for pricing
on prior period open sales	(147)	(147)	—		(147)
Other non-inventoriable costs	(22)	(18)	(4)		(22)
Gross profit	$503	$438	$65		$503

Copper sales (millions of recoverable pounds)	322	322

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.45	$3.45

Site production and delivery, before net noncash
and other costs shown below	1.38	1.25
By-product credits	(0.36)	—
Treatment charges	0.13	0.13
Unit net cash costs	1.15	1.38
Depreciation, depletion and amortization	0.20	0.19
Noncash and other costs, net	0.02	0.01
Total unit costs	1.37	1.58
Revenue adjustments, primarily for pricing
on prior period open sales	(0.45)	(0.45)
Other non-inventoriable costs	(0.07)	(0.06)
Gross profit per pound	$1.56	$1.36

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,236	$452	$64
Treatment charges	(43)	N/A	N/A
Net noncash and other costs	N/A	5	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	(147)	N/A	N/A
Other non-inventoriable costs	N/A	22	N/A
Eliminations and other	7	(1)	—
South America mining	1,053	478	64
North America copper mines	1,419	664	67
Indonesia mining	1,362	503	62
Africa mining	276	142	32
Molybdenum	332	260	14
Rod & Refining	1,396	1,390	2
Atlantic Copper Smelting & Refining	837	826	11
Corporate, other & eliminations	(1,480)	(1,693)	5
As reported in FCX's consolidated financial statements	$5,195	$2,570	$257

a. Includes gold sales of 23 thousand ounces ($1,664 per ounce average realized price) and silver sales of 834 thousand ounces ($40.75 per ounce average realized price); also includes molybdenum sales of 2 million pounds ($13.53 per pound average realized price), which reflects molybdenum produced by Cerro Verde at market-based pricing.

XII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2010
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$1,341	$1,341	$85	[a]	$1,426

Site production and delivery, before net noncash
and other costs shown below	439	413	30		443
By-product credits	(81)	—	—		—
Treatment charges	68	68	—		68
Net cash costs	426	481	30		511
Depreciation, depletion and amortization	65	62	3		65
Noncash and other costs, net	7	7	—		7
Total costs	498	550	33		583
Revenue adjustments, primarily for pricing
on prior period open sales	106	106	—		106
Other non-inventoriable costs	(16)	(15)	(1)		(16)
Gross profit	$933	$882	$51		$933

Copper sales (millions of recoverable pounds)	377	377

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.55	$3.55

Site production and delivery, before net noncash
and other costs shown below	1.16	1.09
By-product credits	(0.21)	—
Treatment charges	0.18	0.18
Unit net cash costs	1.13	1.27
Depreciation, depletion and amortization	0.17	0.17
Noncash and other costs, net	0.02	0.02
Total unit costs	1.32	1.46
Revenue adjustments, primarily for pricing
on prior period open sales	0.28	0.28
Other non-inventoriable costs	(0.04)	(0.03)
Gross profit per pound	$2.47	$2.34

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,426	$443	$65
Treatment charges	(68)	N/A	N/A
Net noncash and other costs	N/A	7	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	106	N/A	N/A
Other non-inventoriable costs	N/A	16	N/A
Eliminations and other	1	(4)	1
South America mining	1,465	462	66
North America copper mines	998	536	67
Indonesia mining	1,874	528	72
Africa mining	307	141	34
Molybdenum	293	199	13
Rod & Refining	1,181	1,172	2
Atlantic Copper Smelting & Refining	595	590	9
Corporate, other & eliminations	(1,561)	(1,362)	5
As reported in FCX's consolidated financial statements	$5,152	$2,266	$268

a. Includes gold sales of 30 thousand ounces ($1,265 per ounce average realized price) and silver sales of 883 thousand ounces ($18.98 per ounce average realized price); also includes molybdenum sales of 2 million pounds ($13.84 per pound average realized price), which reflects molybdenum produced by Cerro Verde at market-based pricing.

XIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$3,688	$3,688	$372	[a]	$4,060

Site production and delivery, before net noncash
and other costs shown below	1,268	1,159	128		1,287
By-product credits	(353)	—	—		—
Treatment charges	164	164	—		164
Net cash costs	1,079	1,323	128		1,451
Depreciation, depletion and amortization	187	175	12		187
Noncash and other costs, net	15	14	1		15
Total costs	1,281	1,512	141		1,653
Revenue adjustments, primarily for pricing
on prior period open sales	14	(6)	20		14
Other non-inventoriable costs	(53)	(46)	(7)		(53)
Gross profit	$2,368	$2,124	$244		$2,368

Copper sales (millions of recoverable pounds)	965	965

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.82	$3.82

Site production and delivery, before net noncash
and other costs shown below	1.31	1.20
By-product credits	(0.36)	—
Treatment charges	0.17	0.17
Unit net cash costs	1.12	1.37
Depreciation, depletion and amortization	0.19	0.18
Noncash and other costs, net	0.02	0.02
Total unit costs	1.33	1.57
Revenue adjustments, primarily for pricing
on prior period open sales	0.01	(0.01)
Other non-inventoriable costs	(0.05)	(0.04)
Gross profit per pound	$2.45	$2.20

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$4,060	$1,287	$187
Treatment charges	(164)	N/A	N/A
Net noncash and other costs	N/A	15	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	14	N/A	N/A
Other non-inventoriable costs	N/A	53	N/A
Eliminations and other	(7)	(25)	—
South America mining	3,903	1,330	187
North America copper mines	4,339	1,923	196
Indonesia mining	4,656	1,547	179
Africa mining	963	422	98
Molybdenum	1,119	786	44
Rod & Refining	4,310	4,292	6
Atlantic Copper Smelting & Refining	2,252	2,274	30
Corporate, other & eliminations	(4,824)	(5,070)	16
As reported in FCX's consolidated financial statements	$16,718	$7,504	$756

a. Includes gold sales of 72 thousand ounces ($1,556 per ounce average realized price) and silver sales of 2.3 million ounces ($38.70 per ounce average realized price); also includes molybdenum sales of 8 million pounds ($14.59 per pound average realized price), which reflects molybdenum produced by Cerro Verde at market-based pricing.

XIV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2010
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$3,343	$3,343	$201	[a]	$3,544

Site production and delivery, before net noncash
and other costs shown below	1,185	1,118	79		1,197
By-product credits	(189)	—	—		—
Treatment charges	148	148	—		148
Net cash costs	1,144	1,266	79		1,345
Depreciation, depletion and amortization	184	176	8		184
Noncash and other costs, net	14	13	1		14
Total costs	1,342	1,455	88		1,543
Revenue adjustments, primarily for pricing
on prior period open sales	(15)	(15)	—		(15)
Other non-inventoriable costs	(30)	(27)	(3)		(30)
Gross profit	$1,956	$1,846	$110		$1,956

Copper sales (millions of recoverable pounds)	995	995

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.36	$3.36

Site production and delivery, before net noncash
and other costs shown below	1.19	1.12
By-product credits	(0.19)	—
Treatment charges	0.15	0.15
Unit net cash costs	1.15	1.27
Depreciation, depletion and amortization	0.19	0.18
Noncash and other costs, net	0.01	0.01
Total unit costs	1.35	1.46
Revenue adjustments, primarily for pricing
on prior period open sales	(0.01)	(0.01)
Other non-inventoriable costs	(0.03)	(0.03)
Gross profit per pound	$1.97	$1.86

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$3,544	$1,197	$184
Treatment charges	(148)	N/A	N/A
Net noncash and other costs	N/A	14	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	(15)	N/A	N/A
Other non-inventoriable costs	N/A	30	N/A
Eliminations and other	2	(14)	2
South America mining	3,383	1,227	186
North America copper mines	3,116	1,557	220
Indonesia mining	4,260	1,430	192
Africa mining	763	347	94
Molybdenum	893	574	38
Rod & Refining	3,383	3,360	6
Atlantic Copper Smelting & Refining	1,844	1,823	28
Corporate, other & eliminations	(4,263)	(4,084)	24
As reported in FCX's consolidated financial statements	$13,379	$6,234	$788

a. Includes gold sales of 69 thousand ounces ($1,211 per ounce average realized price) and silver sales of 2.0 million ounces ($18.26 per ounce average realized price); also includes molybdenum sales of 5 million pounds ($13.10 per pound average realized price), which reflects molybdenum produced by Cerro Verde at market-based pricing.

XV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$831	$831	$650	$27	[a]	$1,508

Site production and delivery, before net noncash
and other costs shown below	499	275	215	9		499
Gold and silver credits	(707)	—	—	—		—
Treatment charges	47	26	20	1		47
Royalty on metals	41	23	17	1		41
Net cash (credits) costs	(120)	324	252	11		587
Depreciation and amortization	62	34	27	1		62
Noncash and other costs, net	4	2	2	—		4
Total (credits) costs	(54)	360	281	12		653
Revenue adjustments, primarily for pricing on
prior period open sales	(88)	(88)	28	2		(58)
Gross profit	$797	$383	$397	$17		$797

Copper sales (millions of recoverable pounds)	253	253
Gold sales (thousands of recoverable ounces)			384

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.29	$3.29	$1,695

Site production and delivery, before net noncash
and other costs shown below	1.98	1.09	561
Gold and silver credits	(2.80)	—	—
Treatment charges	0.18	0.10	53
Royalty on metals	0.16	0.09	46
Unit net cash (credits) costs	(0.48)	1.28	660
Depreciation and amortization	0.25	0.13	69
Noncash and other costs, net	0.01	0.01	4
Total unit (credits) costs	(0.22)	1.42	733
Revenue adjustments, primarily for pricing on
prior period open sales	(0.35)	(0.35)	74
Gross profit per pound/ounce	$3.16	$1.52	$1,036

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,508	$499	$62
Treatment charges	(47)	N/A	N/A
Royalty on metals	(41)	N/A	N/A
Net noncash and other costs	N/A	4	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	(58)	N/A	N/A
Indonesia mining	1,362	503	62
North America copper mines	1,419	664	67
South America mining	1,053	478	64
Africa mining	276	142	32
Molybdenum	332	260	14
Rod & Refining	1,396	1,390	2
Atlantic Copper Smelting & Refining	837	826	11
Corporate, other & eliminations	(1,480)	(1,693)	5
As reported in FCX's consolidated financial statements	$5,195	$2,570	$257

a. Includes silver sales of 807 thousand ounces ($34.05 per ounce average realized price).

XVI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2010
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$1,310	$1,310	$590	$22	[a]	$1,922

Site production and delivery, before net noncash
and other costs shown below	522	356	160	6		522
Gold and silver credits	(609)	—	—	—		—
Treatment charges	79	54	24	1		79
Royalty on metals	45	31	14	—		45
Net cash costs	37	441	198	7		646
Depreciation and amortization	72	49	22	1		72
Noncash and other costs, net	6	4	2	—		6
Total costs	115	494	222	8		724
Revenue adjustments, primarily for pricing on
prior period open sales	79	79	(5)	2		76
Gross profit	$1,274	$895	$363	$16		$1,274

Copper sales (millions of recoverable pounds)	364	364
Gold sales (thousands of recoverable ounces)			466

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.60	$3.60	$1,266

Site production and delivery, before net noncash
and other costs shown below	1.43	0.98	344
Gold and silver credits	(1.67)	—	—
Treatment charges	0.22	0.15	53
Royalty on metals	0.12	0.08	29
Unit net cash costs	0.10	1.21	426
Depreciation and amortization	0.20	0.14	48
Noncash and other costs, net	0.02	0.01	4
Total unit costs	0.32	1.36	478
Revenue adjustments, primarily for pricing on
prior period open sales	0.22	0.22	(10)
Gross profit per pound/ounce	$3.50	$2.46	$778

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,922	$522	$72
Treatment charges	(79)	N/A	N/A
Royalty on metals	(45)	N/A	N/A
Net noncash and other costs	N/A	6	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	76	N/A	N/A
Indonesia mining	1,874	528	72
North America copper mines	998	536	67
South America mining	1,465	462	66
Africa mining	307	141	34
Molybdenum	293	199	13
Rod & Refining	1,181	1,172	2
Atlantic Copper Smelting & Refining	595	590	9
Corporate, other & eliminations	(1,561)	(1,362)	5
As reported in FCX's consolidated financial statements	$5,152	$2,266	$268

a. Includes silver sales of 1.1 million ounces ($20.93 per ounce average realized price).

XVII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$3,040	$3,040	$1,829	$92	[a]	$4,961

Site production and delivery, before net noncash
and other costs shown below	1,521	932	561	28		1,521
Gold and silver credits	(1,903)	—	—	—		—
Treatment charges	145	89	53	3		145
Royalty on metals	130	79	48	3		130
Net cash (credits) costs	(107)	1,100	662	34		1,796
Depreciation and amortization	179	110	66	3		179
Noncash and other costs, net	26	16	10	—		26
Total costs	98	1,226	738	37		2,001
Revenue adjustments, primarily for pricing on
prior period open sales	(12)	(12)	(17)	(1)		(30)
Gross profit	$2,930	$1,802	$1,074	$54		$2,930

Copper sales (millions of recoverable pounds)	796	796
Gold sales (thousands of recoverable ounces)			1168

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.82	$3.82	$1,565

Site production and delivery, before net noncash
and other costs shown below	1.91	1.17	480
Gold and silver credits	(2.39)	—	—
Treatment charges	0.18	0.11	46
Royalty on metals	0.16	0.10	41
Unit net cash (credits) costs	(0.14)	1.38	567
Depreciation and amortization	0.23	0.14	56
Noncash and other costs, net	0.04	0.02	8
Total unit costs	0.13	1.54	631
Revenue adjustments, primarily for pricing on
prior period open sales	(0.01)	(0.01)	(15)
Gross profit per pound/ounce	$3.68	$2.27	$919

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$4,961	$1,521	$179
Treatment charges	(145)	N/A	N/A
Royalty on metals	(130)	N/A	N/A
Net noncash and other costs	N/A	26	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	(30)	N/A	N/A
Indonesia mining	4,656	1,547	179
North America copper mines	4,339	1,923	196
South America mining	3,903	1,330	187
Africa mining	963	422	98
Molybdenum	1,119	786	44
Rod & Refining	4,310	4,292	6
Atlantic Copper Smelting & Refining	2,252	2,274	30
Corporate, other & eliminations	(4,824)	(5,070)	16
As reported in FCX's consolidated financial statements	$16,718	$7,504	$756

a. Includes silver sales of 2.5 million ounces ($36.44 per ounce average realized price).

XVIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2010
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$3,085	$3,085	$1,445	$59	[a]	$4,589

Site production and delivery, before net noncash
and other costs shown below	1,400	941	441	18		1,400
Gold and silver credits	(1,505)	—	—	—		—
Treatment charges	213	144	67	2		213
Royalty on metals	109	73	34	2		109
Net cash costs	217	1,158	542	22		1,722
Depreciation and amortization	192	129	60	3		192
Noncash and other costs, net	30	20	10	—		30
Total costs	439	1,307	612	25		1,944
Revenue adjustments, primarily for pricing on
prior period open sales	(8)	(8)	1	—		(7)
Gross profit	$2,638	$1,770	$834	$34		$2,638

Copper sales (millions of recoverable pounds)	919	919
Gold sales (thousands of recoverable ounces)			1,200

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.36	$3.36	$1,204

Site production and delivery, before net noncash
and other costs shown below	1.52	1.02	367
Gold and silver credits	(1.63)	—	—
Treatment charges	0.23	0.16	56
Royalty on metals	0.12	0.08	29
Unit net cash costs	0.24	1.26	452
Depreciation and amortization	0.21	0.14	50
Noncash and other costs, net	0.03	0.03	8
Total unit costs	0.48	1.43	510
Revenue adjustments, primarily for pricing on
prior period open sales	(0.01)	(0.01)	1
Gross profit per pound/ounce	$2.87	$1.92	$695

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$4,589	$1,400	$192
Treatment charges	(213)	N/A	N/A
Royalty on metals	(109)	N/A	N/A
Net noncash and other costs	N/A	30	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	(7)	N/A	N/A
Indonesia mining	4,260	1,430	192
North America copper mines	3,116	1,557	220
South America mining	3,383	1,227	186
Africa mining	763	347	94
Molybdenum	893	574	38
Rod & Refining	3,383	3,360	6
Atlantic Copper Smelting & Refining	1,844	1,823	28
Corporate, other & eliminations	(4,263)	(4,084)	24
As reported in FCX's consolidated financial statements	$13,379	$6,234	$788

a. Includes silver sales of 3.2 million ounces ($18.90 per ounce average realized price).

XIX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$226	$226	$56	$282

Site production and delivery, before net noncash
and other costs shown below	101	92	31	123
Cobalt credits[b]	(34)	—	—	—
Royalty on metals	5	4	1	5
Net cash costs	72	96	32	128
Depreciation, depletion and amortization	32	27	5	32
Noncash and other costs, net	16	13	3	16
Total costs	120	136	40	176
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	(1)	—	(1)
Other non-inventoriable costs	(3)	(2)	(1)	(3)
Gross profit	$102	$87	$15	$102

Copper sales (millions of recoverable pounds)	65	65
Cobalt sales (millions of contained pounds)			6

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.46	$3.46	$10.05

Site production and delivery, before net noncash
and other costs shown below	1.55	1.40	5.71
Cobalt credits[b]	(0.51)	—	—
Royalty on metals	0.08	0.06	0.15
Unit net cash costs	1.12	1.46	5.86
Depreciation, depletion and amortization	0.48	0.41	0.88
Noncash and other costs, net	0.24	0.20	0.44
Total unit costs	1.84	2.07	7.18
Revenue adjustments, primarily for pricing
on prior period open sales	(0.01)	(0.01)	(0.10)
Other non-inventoriable costs	(0.05)	(0.05)	(0.09)
Gross profit per pound	$1.56	$1.33	$2.68

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$282	$123	$32
Royalty on metals	(5)	N/A	N/A
Net noncash and other costs	N/A	16	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	N/A	N/A
Other non-inventoriable costs	N/A	3	N/A
Africa mining	276	142	32
North America copper mines	1,419	664	67
South America mining	1,053	478	64
Indonesia mining	1,362	503	62
Molybdenum	332	260	14
Rod & Refining	1,396	1,390	2
Atlantic Copper Smelting & Refining	837	826	11
Corporate, other & eliminations	(1,480)	(1,693)	5
As reported in FCX's consolidated financial statements	$5,195	$2,570	$257

a. Includes adjustments for point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

XX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2010
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$244	$244	$72	$316

Site production and delivery, before net noncash
and other costs shown below	104	87	36	123
Cobalt credits[b]	(48)	—	—	—
Royalty on metals	6	5	1	6
Net cash costs	62	92	37	129
Depreciation, depletion and amortization	34	28	6	34
Noncash and other costs, net	14	12	2	14
Total costs	110	132	45	177
Revenue adjustments, primarily for pricing
on prior period open sales	2	2	(5)	(3)
Other non-inventoriable costs	(3)	(2)	(1)	(3)
Gross profit	$133	$112	$21	$133

Copper sales (millions of recoverable pounds)	73	73
Cobalt sales (millions of contained pounds)			6

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.36	$3.36	$11.93

Site production and delivery, before net noncash
and other costs shown below	1.44	1.19	6.05
Cobalt credits[b]	(0.65)	—	—
Royalty on metals	0.07	0.06	0.19
Unit net cash costs	0.86	1.25	6.24
Depreciation, depletion and amortization	0.46	0.39	0.89
Noncash and other costs, net	0.20	0.16	0.37
Total unit costs	1.52	1.80	7.50
Revenue adjustments, primarily for pricing
on prior period open sales	0.03	0.03	(0.89)
Other non-inventoriable costs	(0.04)	(0.04)	(0.09)
Gross profit per pound	$1.83	$1.55	$3.45

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$316	$123	$34
Royalty on metals	(6)	N/A	N/A
Net noncash and other costs	N/A	14	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	(3)	N/A	N/A
Other non-inventoriable costs	N/A	3	N/A
Eliminations and other	—	1	—
Africa mining	307	141	34
North America copper mines	998	536	67
South America mining	1,465	462	66
Indonesia mining	1,874	528	72
Molybdenum	293	199	13
Rod & Refining	1,181	1,172	2
Atlantic Copper Smelting & Refining	595	590	9
Corporate, other & eliminations	(1,561)	(1,362)	5
As reported in FCX's consolidated financial statements	$5,152	$2,266	$268

a. Includes adjustments for point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

XXI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$779	$779	$201	$980

Site production and delivery, before net noncash
and other costs shown below	313	275	105	380
Cobalt credits[b]	(136)	—	—	—
Royalty on metals	18	14	4	18
Net cash costs	195	289	109	398
Depreciation, depletion and amortization	98	83	15	98
Noncash and other costs, net	32	27	5	32
Total costs	325	399	129	528
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	(1)	2	1
Other non-inventoriable costs	(10)	(8)	(2)	(10)
Gross profit	$443	$371	$72	$443

Copper sales (millions of recoverable pounds)	200	200
Cobalt sales (millions of contained pounds)			19

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.89	$3.89	$10.71

Site production and delivery, before net noncash
and other costs shown below	1.57	1.37	5.62
Cobalt credits[b]	(0.68)	—	—
Royalty on metals	0.09	0.07	0.18
Unit net cash costs	0.98	1.44	5.80
Depreciation, depletion and amortization	0.49	0.41	0.82
Noncash and other costs, net	0.16	0.14	0.27
Total unit costs	1.63	1.99	6.89
Revenue adjustments, primarily for pricing
on prior period open sales	(0.01)	(0.01)	0.12
Other non-inventoriable costs	(0.04)	(0.04)	(0.09)
Gross profit per pound	$2.21	$1.85	$3.85

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$980	$380	$98
Royalty on metals	(18)	N/A	N/A
Net noncash and other costs	N/A	32	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	1	N/A	N/A
Other non-inventoriable costs	N/A	10	N/A
Africa mining	963	422	98
North America copper mines	4,339	1,923	196
South America mining	3,903	1,330	187
Indonesia mining	4,656	1,547	179
Molybdenum	1,119	786	44
Rod & Refining	4,310	4,292	6
Atlantic Copper Smelting & Refining	2,252	2,274	30
Corporate, other & eliminations	(4,824)	(5,070)	16
As reported in FCX's consolidated financial statements	$16,718	$7,504	$756

a. Includes adjustments for point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

XXII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2010
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$623	$623	$150	$773

Site production and delivery, before net noncash
and other costs shown below	264	238	76	314
Cobalt credits[b]	(104)	—	—	—
Royalty on metals	14	11	3	14
Net cash costs	174	249	79	328
Depreciation, depletion and amortization	94	78	16	94
Noncash and other costs, net	18	15	3	18
Total costs	286	342	98	440
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	4	4
Other non-inventoriable costs	(15)	(12)	(3)	(15)
Gross profit	$322	$269	$53	$322

Copper sales (millions of recoverable pounds)	194	194
Cobalt sales (millions of contained pounds)			13

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.22	$3.22	$11.51

Site production and delivery, before net noncash
and other costs shown below	1.37	1.23	5.88
Cobalt credits[b]	(0.54)	—	—
Royalty on metals	0.07	0.06	0.19
Unit net cash costs	0.90	1.29	6.07
Depreciation, depletion and amortization	0.49	0.40	1.24
Noncash and other costs, net	0.09	0.07	0.22
Total unit costs	1.48	1.76	7.53
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	0.28
Other non-inventoriable costs	(0.08)	(0.07)	(0.21)
Gross profit per pound	$1.66	$1.39	$4.05

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$773	$314	$94
Royalty on metals	(14)	N/A	N/A
Net noncash and other costs	N/A	18	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	4	N/A	N/A
Other non-inventoriable costs	N/A	15	N/A
Africa mining	763	347	94
North America copper mines	3,116	1,557	220
South America mining	3,383	1,227	186
Indonesia mining	4,260	1,430	192
Molybdenum	893	574	38
Rod & Refining	3,383	3,360	6
Atlantic Copper Smelting & Refining	1,844	1,823	28
Corporate, other & eliminations	(4,263)	(4,084)	24
As reported in FCX's consolidated financial statements	$13,379	$6,234	$788

a. Includes adjustments for point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

XXIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Henderson Molybdenum Mine Product Revenues and Production Costs and Unit Net Cash Costs

	Three Months Ended September 30,
(In Millions)	2011	2010

Revenues, excluding adjustments	$163	$162

Site production and delivery, before net noncash
and other costs shown below	55	51
Treatment charges and other	11	12
Net cash costs	66	63
Depreciation, depletion and amortization	10	9
Noncash and other costs, net	—	—
Total costs	76	72
Gross profit[a]	$87	$90

Molybdenum sales (millions of recoverable pounds)	11	10

Gross profit per pound of molybdenum:

Revenues, excluding adjustments	$15.38	$15.42

Site production and delivery, before net noncash
and other costs shown below	5.21	4.87
Treatment charges and other	1.03	1.07
Unit net cash costs	6.24	5.94
Depreciation, depletion and amortization	0.94	0.83
Noncash and other costs, net	0.03	0.03
Total unit costs	7.21	6.80
Gross profit per pound	$8.17	$8.62

Reconciliation to Amounts Reported
(In Millions)			Depreciation,
		Production	Depletion and
Three Months Ended September 30, 2011	Revenues	and Delivery	Amortization
Totals presented above	$163	$55	$10
Treatment charges and other	(11)	N/A	N/A
Net noncash and other costs	N/A	—	N/A
Henderson mine	152	55	10
Other molybdenum operations and eliminations[b]	180	205	4
Molybdenum	332	260	14
North America copper mines	1,419	664	67
South America mining	1,053	478	64
Indonesia mining	1,362	503	62
Africa mining	276	142	32
Rod & Refining	1,396	1,390	2
Atlantic Copper Smelting & Refining	837	826	11
Corporate, other & eliminations	(1,480)	(1,693)	5
As reported in FCX's consolidated financial statements	$5,195	$2,570	$257

Three Months Ended September 30, 2010
Totals presented above	$162	$51	$9
Treatment charges and other	(12)	N/A	N/A
Net noncash and other costs	N/A	—	N/A
Henderson mine	150	51	9
Other molybdenum operations and eliminations[b]	143	148	4
Molybdenum	293	199	13
North America copper mines	998	536	67
South America mining	1,465	462	66
Indonesia mining	1,874	528	72
Africa mining	307	141	34
Rod & Refining	1,181	1,172	2
Atlantic Copper Smelting & Refining	595	590	9
Corporate, other & eliminations	(1,561)	(1,362)	5
As reported in FCX's consolidated financial statements	$5,152	$2,266	$268

a. Gross profit reflects sales of Henderson products based on volumes produced at market-based pricing. On a consolidated basis, the Molybdenum division includes profits on sales as they are made to third parties and realizations based on actual contract terms. As a result, the actual gross profit realized will differ from the amounts reported in this table.

b. Primarily includes amounts associated with the molybdenum sales company, which includes sales of molybdenum produced at the North and South America copper mines.

XXIV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Henderson Molybdenum Mine Product Revenues and Production Costs and Unit Net Cash Costs

	Nine Months Ended September 30,
(In Millions)	2011	2010

Revenues, excluding adjustments	$499	$478

Site production and delivery, before net noncash
and other costs shown below	158	141
Treatment charges and other	28	33
Net cash costs	186	174
Depreciation, depletion and amortization	27	25
Noncash and other costs, net	1	1
Total costs	214	200
Gross profit[a]	$285	$278

Molybdenum sales (millions of recoverable pounds)	30	30

Gross profit per pound of molybdenum:

Revenues, excluding adjustments	$16.66	$15.84

Site production and delivery, before net noncash
and other costs shown below	5.26	4.67
Treatment charges and other	0.93	1.08
Unit net cash costs	6.19	5.75
Depreciation, depletion and amortization	0.90	0.83
Noncash and other costs, net	0.04	0.03
Total unit costs	7.13	6.61
Gross profit per pound	$9.53	$9.23

Reconciliation to Amounts Reported
(In Millions)			Depreciation,
		Production	Depletion and
Nine Months Ended September 30, 2011	Revenues	and Delivery	Amortization
Totals presented above	$499	$158	$27
Treatment charges and other	(28)	N/A	N/A
Net noncash and other costs	N/A	1	N/A
Henderson mine	471	159	27
Other molybdenum operations and eliminations[b]	648	627	17
Molybdenum	1,119	786	44
North America copper mines	4,339	1,923	196
South America mining	3,903	1,330	187
Indonesia mining	4,656	1,547	179
Africa mining	963	422	98
Rod & Refining	4,310	4,292	6
Atlantic Copper Smelting & Refining	2,252	2,274	30
Corporate, other & eliminations	(4,824)	(5,070)	16
As reported in FCX's consolidated financial statements	$16,718	$7,504	$756

Nine Months Ended September 30, 2010
Totals presented above	$478	$141	$25
Treatment charges and other	(33)	N/A	N/A
Net noncash and other costs	N/A	1	N/A
Henderson mine	445	142	25
Other molybdenum operations and eliminations[b]	448	432	13
Molybdenum	893	574	38
North America copper mines	3,116	1,557	220
South America mining	3,383	1,227	186
Indonesia mining	4,260	1,430	192
Africa mining	763	347	94
Rod & Refining	3,383	3,360	6
Atlantic Copper Smelting & Refining	1,844	1,823	28
Corporate, other & eliminations	(4,263)	(4,084)	24
As reported in FCX's consolidated financial statements	$13,379	$6,234	$788

a. Gross profit reflects sales of Henderson products based on volumes produced at market-based pricing. On a consolidated basis, the Molybdenum division includes profits on sales as they are made to third parties and realizations based on actual contract terms. As a result, the actual gross profit realized will differ from the amounts reported in this table.

b. Primarily includes amounts associated with the molybdenum sales company, which includes sales of molybdenum produced at the North and South America copper mines.

XXV

FREEPORT-McMoRan COPPER & GOLD INC.
PROVISION FOR INCOME TAXES

Following are summaries of the approximate amounts in the calculation of FCX's consolidated provision for income taxes for the third quarters and first nine months of 2011 and 2010 (in millions, except percentages):

	Three Months Ended September 30,
	2011					2010
				Income Tax				Income Tax
		Effective		(Provision)		Income	Effective	(Provision)
	Income[a]	Tax Rate		Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.	$530	31%		$(163)		$319	23%	$(73)
South America	499	40%		(202)	[b]	904	33%	(298)
Indonesia	765	45%		(342)		1,220	41%	(499)
Africa	53	38%		(20)		109	30%	(32)
Eliminations and other	253	N/A		(88)		(175)	N/A	67
Annualized rate adjustment[c]	N/A	N/A		7		N/A	N/A	(10)
Consolidated FCX	$2,100	38%		$(808)		$2,377	36%	$(845)

	Nine Months Ended September 30,
	2011					2010
				Income Tax				Income Tax
		Effective		(Provision)		Income	Effective	(Provision)
	Income[a]	Tax Rate		Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.	$1,772	24%		$(421)		$905	23%	$(205)
South America	2,326	36%		(829)	[b]	1,926	33%	(629)
Indonesia	2,870	43%		(1,241)		2,569	42%	(1,069)
Africa	293	34%		(100)		251	30%	(75)
Eliminations and other	304	N/A		(127)		(125)	N/A	43
Annualized rate adjustment[c]	N/A	N/A		20		N/A	N/A	(21)
Consolidated FCX	$7,565	36%	[d]	$(2,698)		$5,526	35%	$(1,956)

a.	Represents income by geographic location before income taxes and equity in affiliated companies' net earnings.

b.
On September 29, 2011, Peru enacted a new mining tax and royalty regime. Under the new regime, companies that do not have stability agreements will be subject to a revised royalty and a special mining tax. Cerro Verde operates under a stability agreement and therefore is not subject to the revised royalty and special mining tax until its stability agreement expires on December 31, 2013. The Peruvian government has also created a special mining burden that companies with tax stability agreements can elect to pay. The special mining burden is based on a sliding scale of 4 to 13 percent, with a maximum effective tax rate of 8.79 percent. Cerro Verde has elected to pay this special mining burden during the remaining term of its stability agreement. As a result of the new mining tax and royalty regime and the election to pay the special mining burden, Cerro Verde recognized additional current and deferred tax expense of $57 million ($50 million net of noncontrolling interests) in third-quarter 2011. The deferred portion of this accrual relates primarily to the assets recorded in connection with the 2007 acquisition of Phelps Dodge.

c.	In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its estimated annualized tax rate.

d.
FCX's consolidated effective income tax rate is a function of the combined effective tax rates for the jurisdictions in which it operates. Accordingly, variations in the relative proportions of jurisdictional income result in fluctuations to FCX's consolidated effective income tax rate. Assuming average prices of $3.25 per pound for copper, $1,600 per ounce for gold and $14 per pound for molybdenum for the fourth quarter of 2011 and achievement of current 2011 sales volume and cost estimates, FCX estimates its annual consolidated effective tax rate will approximate 36 percent.

XXVI

FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS

FCX has organized its operations into five primary divisions - North America copper mines, South America mining, Indonesia mining, Africa mining and Molybdenum operations. Notwithstanding this structure, FCX internally reports information on a mine-by-mine basis. Therefore, FCX concluded that its operating segments include individual mines. Operating segments that meet certain thresholds are reportable segments, which are separately disclosed in the following table.

Intersegment Sales. Intersegment sales between FCX's operations are based on similar arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, timing of sales to unaffiliated customers and transportation premiums.

Allocations. FCX allocates certain operating costs, expenses and capital expenditures to the operating divisions and individual segments. However, not all costs and expenses applicable to a mine or operation are allocated. All U.S. federal and state income taxes are recorded and managed at the corporate level, whereas foreign income taxes are recorded and managed at the applicable country. In addition, most exploration and research activities are managed at the corporate level, and those costs along with some selling, general and administrative costs are not allocated to the operating divisions or segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.

XXVII

FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS (continued)

(In Millions)	North America Copper Mines			South America			Indonesia		Africa
												Atlantic
												Copper	Corporate,
		Other		Cerro	Other					Molyb-	Rod &	Smelting	Other &	FCX
	Morenci	Mines	Total	Verde	Mines	Total	Grasberg		Tenke	denum	Refining	& Refining	Eliminations	Total
Three Months Ended September 30, 2011
Revenues:
Unaffiliated customers	$78	$44	$122	$396	$570	$966	$1,275	[a]	$275	$332	$1,389	$834	$2	$5,195
Intersegment	450	847	1,297	105	(18)	87	87		1	—	7	3	(1,482)	—
Production and delivery	252	412	664	196	282	478	503		142	260	1,390	826	(1,693)	2,570
Depreciation, depletion and amortization	27	40	67	32	32	64	62		32	14	2	11	5	257
Selling, general and administrative expenses	—	1	1	1	1	2	29		1	3	—	5	61	102
Exploration and research expenses	3	—	3	—	—	—	—		—	1	—	—	74	78
Environmental obligations and shutdown costs	1	(15)	(14)	—	—	—	—		—	—	—	—	52	38
Operating income (loss)	245	453	698	272	237	509	768		101	54	4	(5)	21	2,150

Interest expense, net	—	1	1	—	—	—	7		2	—	—	4	64	78
Provision for income taxes	—	—	—	154	48	202	342		20	—	—	—	244	808
Total assets at September 30, 2011	1,981	4,966	6,947	4,886	3,475	8,361	5,437		3,791	2,342	323	955	3,552	31,708
Capital expenditures	21	117	138	64	110	174	162		49	155	2	5	32	717

Three Months Ended September 30, 2010
Revenues:
Unaffiliated customers	$10	$15	$25	$606	$696	$1,302	$1,458	[a]	$307	$293	$1,174	$592	$1	$5,152
Intersegment	364	609	973	84	79	163	416		—	—	7	3	(1,562)	—
Production and delivery	185	351	536	194	268	462	528		141	199	1,172	590	(1,362)	2,266
Depreciation, depletion and amortization	33	34	67	42	24	66	72		34	13	2	9	5	268
Selling, general and administrative expenses	—	—	—	—	—	—	25		—	2	—	4	50	81
Exploration and research expenses	—	—	—	—	—	—	—		—	1	—	—	34	35
Environmental obligations and shutdown costs	—	—	—	—	—	—	—		—	—	1	—	2	3
Operating income (loss)	156	239	395	454	483	937	1,249		132	78	6	(8)	(290)	2,499

Interest expense, net	1	2	3	—	—	—	—		2	—	—	2	96	103
Provision for income taxes	—	—	—	147	151	298	499		32	—	—	—	16	845
Total assets at September 30, 2010	1,919	4,271	6,190	4,308	3,245	7,553	5,712		3,540	1,837	335	1,201	1,583	27,951
Capital expenditures	13	46	59	32	97	129	116		9	22	2	4	9	350

a. Includes PT Freeport Indonesia's sales to PT Smelting totaling $665 million in third-quarter 2011 and $603 million in third-quarter 2010.

XXVIII

FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS (continued)

(In Millions)	North America Copper Mines			South America			Indonesia		Africa
												Atlantic
												Copper	Corporate,
		Other		Cerro	Other					Molyb-	Rod &	Smelting	Other &	FCX
	Morenci	Mines	Total	Verde	Mines	Total	Grasberg		Tenke	denum	Refining	& Refining	Eliminations	Total
Nine Months Ended September 30, 2011
Revenues:
Unaffiliated customers	$371	$154	$525	$1,662	$1,803	$3,465	$4,112	[a]	$959	$1,119	$4,291	$2,241	$6	$16,718
Intersegment	1,274	2,540	3,814	303	135	438	544		4	—	19	11	(4,830)	—
Production and delivery	719	1,204	1,923	569	761	1,330	1,547		422	786	4,292	2,274	(5,070)	7,504
Depreciation, depletion and amortization	85	111	196	102	85	187	179		98	44	6	30	16	756
Selling, general and administrative expenses	1	2	3	3	2	5	100		6	11	—	18	180	323
Exploration and research expenses	4	—	4	—	—	—	—		—	3	—	—	187	194
Environmental obligations and shutdown costs	4	(15)	(11)	—	—	—	—		—	—	1	—	108	98
Operating income (loss)	832	1,392	2,224	1,291	1,090	2,381	2,830		437	275	11	(70)	(245)	7,843

Interest expense, net	2	4	6	1	—	1	9		5	—	—	12	217	250
Provision for income taxes	—	—	—	476	353	829	1,241		100	—	—	—	528	2,698
Capital expenditures	69	273	342	120	311	431	463		89	317	7	29	71	1,749

Nine Months Ended September 30, 2010
Revenues:
Unaffiliated customers	$20	$31	$51	$1,338	$1,646	$2,984	$3,490	[a]	$763	$893	$3,363	$1,830	$5	$13,379
Intersegment	1,107	1,958	3,065	275	124	399	770		—	—	20	14	(4,268)	—
Production and delivery	509	1,048	1,557	513	714	1,227	1,430		347	574	3,360	1,823	(4,084)	6,234
Depreciation, depletion and amortization	110	110	220	109	77	186	192		94	38	6	28	24	788
Selling, general and administrative expenses	—	—	—	—	—	—	77		—	8	—	14	178	277
Exploration and research expenses	—	—	—	—	—	—	—		—	2	—	—	102	104
Environmental obligations and shutdown costs	—	—	—	—	—	—	—		—	—	1	—	4	5
Operating income (loss)	508	831	1,339	991	979	1,970	2,561		322	271	16	(21)	(487)	5,971

Interest expense, net	3	8	11	—	—	—	—		4	—	—	7	348	370
Provision for income taxes	—	—	—	320	309	629	1,069		75	—	—	—	183	1,956
Capital expenditures	28	112	140	63	220	283	311		59	34	4	16	30	877

a. Includes PT Freeport Indonesia's sales to PT Smelting totaling $2.0 billion for the first nine months of 2011 and $1.5 billion for the first nine months of 2010.

XXIX